SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 13, 2004

(Date of Report—Date of Earliest Event Reported)

D.R. Horton, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14122 (Commission File Number)	75-2386963 (IRS Employer Identification No.)

1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006

(Address of Principal Executive Offices)

(817) 856-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Amendment No. 2 to 1991 Stock Incentive Plan
Amendment No. 3 to 1991 Stock Incentive Plan

Item 5. Other Events and Required FD Disclosure.

     On December 1, 2003, we announced a three-for-two stock split (effected as a 50% stock dividend), which was paid on January 12, 2004 to holders of record of our common stock as of the close of business on December 22, 2003. As a result of the stock split, and pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares offered pursuant to:

•	our acquisition shelf registration statement on Form S-4 (File No. 333-89344) filed May 30, 2002 and remaining unsold as of December 22, 2003 increased from 15,000,000 to 22,500,000; and

•	our 1991 Stock Incentive Plan (as restated on February 21, 2002 and as further amended) registration statement on Form S-8 (File No. 333-89346) filed May 30, 2002 and remaining unsold as of December 22, 2003 increased from 2,386,500 to 3,579,750.

     Similarly, as a result of such stock split and as a result of the prior 9% stock dividend paid on September 29, 2000 to holders of record as of the close of business on September 18, 2000, the 11% stock dividend paid on March 13, 2001 to holders of record as of the close of business on March 9, 2001 and the three-for-two stock split (effected as a 50% stock dividend) paid on April 9, 2002 to holders of record as of the close of business on March 26, 2002, the number of shares offered pursuant to our Employee Stock Purchase Plan registration statement on Form S-8 (File No. 333-72423) filed February 16, 1999 and remaining unsold as of December 22, 2003 increased from 4,864,644 to 13,344,486.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

10.2b	Amendment No. 2 to 1991 Stock Incentive Plan (as amended and restated)*

10.2c	Amendment No. 3 to 1991 Stock Incentive Plan (as amended and restated)*

*	Management contract or compensatory plan arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2004
D.R. Horton, Inc.
	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.2b	Amendment No. 2 to 1991 Stock Incentive Plan (as amended and restated)*

10.2c	Amendment No. 3 to 1991 Stock Incentive Plan (as amended and restated)*

*	Management contract or compensatory plan arrangement